Employment Contract

Party A (Employer)
Name: Yada Food Co., Ltd.
Legal Representative: Zhan You Dai
Domicile: Shuinan Industry Zone, Songxi County, Fujian Province

Party B (Employee)
Name: Zhang He, Gender: Male, Date of Birth: February 1957
ID No.: 510921195702190018

This Employment Contract is made and entered into by and between Party A and Party B pursuant to the Labor Contract Law of the People’s Republic of China and relevant laws of the state based on the principles of equality, voluntariness and agreement after negotiation, subject to the terms and conditions hereinafter.

Article 1 Employment Contract
This Contract is an open-ended contract. It shall become effective on July 1st 2002 and expire on _________, of which, the probation period shall be ______days, commencing from ______________to ___________.

Article 2 Job Description and Work Place
2.1 Party B agrees to engage in management of production (position) according to the demands of Party A.

2.2 Party A may adjust Party B’s position as required by the work and according to the competence and performance of Party B. In case of job assignment waiting of Party B as set forth in the rules and regulations of Party A, Party A may arrange Party B to await job assignment or receive training, and Party B is willing to accept Party A's management and arrangement.

2.3 Party B agrees to complete the work assigned on time and meet quantity requirements in accordance with the duties of its position specified by Party A.

2.4 The work place of Party B is Songxi Yada Food Co., Ltd.

Article 3 Working Hours, Rest and Vacations
3.1 Party A shall implement the working hour system as provided by the state, and may specify and adjust Party B's actual working hours on the basis of the work demands of different positions in accordance with relevant rules. Party B shall implement the working hour system specified by Party A.

3.2 In consideration of distinctness of the industry Party A engages in, Party A may adjust Party B's working hours, shifts, and days off according to the work requirement, and Party B is willing to accept such arrangements made by Party A.

Article 4 Compensation
4.1 The monthly salary of Party B during the probation period shall be RMB ________yuan; and if the employment continues after expiration of the probation period, the monthly salary of Party B after expiration of the probation period shall be RMB 2000.00 yuan.

4.2 The salary paid by Party A to Party B is pre-tax salary. The individual income tax of Party B shall be withheld by Party A.

4.3 Party A may adjust Party B's salary according to Party A's actual business operation, rules and regulations, assessment over Party B's performance, Party B's length of service, reward and punishment records, and change in Party B's position, etc. However, Party B's salary after such adjustment shall be not less than the local minimum salary standard.

Article 5 Social Insurance
Both Party A and Party B shall participate in the social insurance program and pay the social insurance premium pursuant to relevant laws.

Article 6 Labor Protection, Labor Conditions and Prevention from Occupational Hazards
6.1 Party A shall provide Party B with appropriate labor protection facilities and labor conditions according to the national standards, and protect Party B's safety and health during the employment in accordance with the relevant provisions of the state and the local government.

6.2 Party A shall provide Party B trainings relating to knowledge about labor safety, rules and regulations, operational procedures, and skills, etc in accordance with the relevant regulations of the state; Party B shall participate in such trainings and strictly observe the labor safety rules and operational procedures in relation to its position.

Article 7 Rules and Regulations
7.1 Party B agrees to strictly observe the laws, rules and regulations of the state and the social morals and observe various rules and regulations of Party A, including the provisions and requirements as stated in the Employee Manual. Party B shall also take good care of Party A's property and safeguard Party A's interests.

7.2 Party B undertakes that it shall strictly observe Party A's confidentiality rules, and in no event disclose the information about Party A's operation and business to any third party, copy or lend to any third party the business archives or business documents.

Article 8 Amendment of the Employment Contract
This Contract may be amended after unanimous consultations by both parties. Amendment of this Contract shall be made in writing, indicating the contents amended and the date of amendment, and shall become effective after being signed and sealed by both parties.

Article 9 Termination of the Labor Contract
9.1 This Contract may be terminated by mutual consent of both parties.

9.2 Party A may terminate the Contract at any time if Party B is proved not up to any of the following requirements for recruitment during the probation period:
          9.2.1 Party B is in good physical condition, free of any mental disorder, communicable disease, and other diseases that may affect the work.

          9.2.2 Party B behaves well in all respects, without any misdeed, and is full of devotion and hardworking spirit.

          9.2.3 Party B is able to complete the work, instructions and tasks assigned by Party A in accordance with the requirements of Party A.

9.3 Party A may terminate the Contract at any time if Party B is in any of the following circumstances, irrespective of the probation period:
          9.3.1 Serious violation of the labor disciplines and rules of Party A, with the detailed provisions as follows:

[ ]      Absent from work without leave for more than 2 days (including 2 days) in one month, and accumulative days absent from work without leave for more than three days in half a year;
[ ]      Drug-taking, fighting, wenching, stealing, robbery, etc;
[ ]      Other serious violation of the labor disciplines, rules and regulations of Party A;.
[ ]      serious breach of duty, or jobbery, causing material damage to Party A.

Article 10 Training and Post Transfer
10.1 If Party A agrees to contribute to Party B's training or assigned study, Party B shall enter into a Training Agreement with Party A, as the attachment to this Contract. If Party B's length of service as set forth in such Agreement is unexpired when Party B requests to terminate this Contract, Party B shall assume the compensation responsibility in accordance with the provisions of the Agreement.

10.2 Party B agrees to accept the work arranged by Party A, which is beyond the scope agreed upon in the Contract, according to the operation requirements of Party A without changing the terms and conditions of the Contract. If the salary standard for the new position is higher than the original one, Party A shall pay the salary in accordance with the salary standard for the new position; and if the salary standard for the new position is lower than the original one, Party B's original salary shall remain unchanged.

Article 11 Trade Secrets
During the term of the Contract and the non-competition period, Party B shall not disclose to any person the trade secrets of Party A and any data owned by Party A. Party B shall indemnify Party A for any damages suffered by Party A resulted from Party B's violation of this provision, in accordance with the Compensation Measures for the Violation of Relevant Provisions of the Labor Law on Employment Contract issued by the Ministry of Labor and Social Security.

Article 12 Renewal of the Employment Contract
The Contract may be renewed with mutual agreement of both parities when a party requires renewal of the Contract upon the expiration. In case of renewal, Party A shall handle the relevant procedures with Party B prior to the expiration of the Contract.

Article 13 Settlement of Dispute
Any dispute arising between both parties shall be settled through negotiation, or referred to the Labor Dispute Mediation Committee of Party A for mediation; in case that no settlement can be reached through mediation, or either party is not willing to enter into mediation, both parties shall have the right to submit the dispute to the competent Labor Dispute Arbitration Commission for arbitration within 60 days from the date when they know or should know that their rights have been infringed upon; whoever has any objection to the arbitral award may bring an action before the People’s Court of competent jurisdiction within 15 days upon receipt of the arbitral award.

Article 14 Any matter not covered herein shall be subject to the provisions of the laws and the rules and of Party A.

Article 15 The Contract shall become effective as of the date of signing. Party A and Party B shall each hold one copy, which shall have equal effect in law.

Party A: (Seal)	Party B: (Signature)

Legal Representative
(Authorized Agent): (Signature)

Date: July 1st 2002	Date: July 1st 2002

Certification Authority: (Seal)	Certified by: (Seal)